31115

                                                             Sub-Item 77 I

                                                          MFS Series Trust VI



MFS Global Equity Fund (the "Fund"), a series of MFS Series Trust VI, is establishing a new class of shares as described in the prospectus supplement contained in Post-Effective Amendment No. 14 to the Registration Statement (File Nos. 33-34502 and 811-6102), as filed with the Securities and Exchange Commission via EDGAR on March 31, 1999. Such description is incorporated herein by reference.